Exhibit 10.2(u)

Supplemental Group Insurance for Belgian Employees graded G20 and above (Allianz Supplemental Pension Plan)

Cytec Surface Specialties nv/sa

Handbook

Edition – 03/2010

Foreword

The Cytec Surface Specialties Supplemental Pension Plan is a group insurance plan in addition to the regular Cytec Group Insurance Plan. It is intended to provide employees with a Belgian employment agreement, who are subject to Belgian social security contributions and graded G20 and higher, with a comfortable standard of living when they retire.

In this handbook you will find the necessary information about this supplemental pension plan. Note that this new supplemental plan will be in force as from 1 March 2010 onwards and replaces any existing AXA supplemental plans. The new provider for this insurance plan will be Allianz.

Please also note that we will cease the additional death benefit, as this is covered through the base pension plan.

We are sure this supplemental plan will contribute to your satisfaction as an employee of Cytec.

Table of contents

Why does Cytec offer you a supplemental pension plan ?	1

What are the basic principles of this supplemental plan ?	2

How are my retirement benefits granted ?	3

What does happen to my retirement benefits when I leave Cytec ?	5

Advances	7

Final remarks	8

U S E R ’ S H A N D B O O K – S U P P L E M E N T A L P E N S I O N P L A N A L L I A N Z F O R E M P L O Y E E S O F G R A D E 2 0 O R M O R E

Why does Cytec offer you a supplemental pension plan?

How can I position “employee benefits” in my own financial plan?	The Cytec Surface Specialties supplemental pension Plan is a group insurance plan in addition to the regular Cytec Group Insurance Plan. It is intended to help to provide employees with a Belgian employment agreement, who are subject to Belgian social security contributions and graded G20 or above a confortable standard of living when they retire, given the growing concerns around affordability of the legal pension.

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What are the basic principles of the supplemental pension plan?

Who is a member?	All employees with a Belgian employment agreement (whether fixed term or open-ended), who are subject to Belgian social security contributions and graded G20 and higher, can become member of this supplemental pension plan. Membership is immediate from the date of hire (if taking a job graded G20 and higher) or at the date of promotion to a job graded G20 and higher.

You continue your participation in this supplemental plan as long as you work for Cytec and are graded G20 or higher. This plan is interrupted in case of suspension of the employment agreement (for example: career interruption, full-time time credit).

All eligible employees who work part-time will have the same benefits as those working full time, subject to pro ration in accordance with their working time

At retirement you will be entitled to the retirement benefits which have been built up while you worked for Cytec and were eligible for this supplemental plan, increased with the accrued return since this date.

When does the group insurance end?	Membership to the group insurance will cease as soon as you stop working for Cytec and, more precisely, in the following cases:
• Retirement or early retirement • Dismissal or resignation • Death

Membership to this pension plan will also cease in case of demotion to a grade below G20. Note that in this case, no new contributions will be paid into this plan but you will remain entitled to the already accrued reserves which will continue to earn interest (currently 3.25% plus profit sharing interest) until one of the three above listed situations occurs.

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How are my retirement benefits granted?

As soon as you become a member of this supplemental plan, you start accruing additional retirement benefits.

How is the pension benefit defined?	The additional retirement benefit you will receive when you retire (normal retirement age is 65), depends on the invested contributions and the return granted by the insurance company.

The contributions are fixed as follows:

Grade	% of your real individual ICP budget
G20	50%
G21	50%
G22	50%
G23	75%
G24	75%
G25	75%
Officers	75%

The ICP budget is determined by Cytec’s Executive Leadership Team in accordance with Cytec Industries’ Incentive Compensation Plan and relates to the prior year of performance.

The contribution is calculated and paid once a year, on March 15 of every year. The payment to the insurance company occurs within 8 working days.

The contribution can on the other hand not exceed the authorised tax deductible level. Indeed the sum of your legal/state pension and your extra-legal pensions cannot exceed 80% of your last normal gross salary and this for a full career of 40 years.

Allianz grants a guaranteed/fixed interest (of currently 3.25%) as well as a profit sharing interest on these contributions.

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Who does pay this contribution?	From a tax/legal perspective the contribution is qualified as an employer contribution. On top, the company pays the insurance tax (currently 4.4%) and the social security charges (currently 8.86%) related to these contributions.

What does happen in case of early retirement or leaving Cytec?

In case of early retirement or when leaving Cytec, Allianz will determine the amount that has already been accrued at that point in time (= sum of contributions + interest).

In any case you will receive on an annual base a statement detailing the built up reserves.

Allianz will send you a document on which you can indicate which choice you select related to your built up reserves. See also the point under ‘Can I transfer my accrued rights in my new employer’s pension plan or elsewhere?’

From a tax and legal perspective the same regulations are applicable as for your regular group insurance plan (i.e. the accrued amount will be reduced with 3.55% up to 5.55% as social security charge and the remaining amount will be taxed at currently 16.5% in case of early retirement (age 60) or 10.0% if you continue working up to age 65).

What does happen if you chose payment or transfer?

The retirement benefit is payable at age 65. If you retire earlier and ask your retirement benefit, Allianz will simply determine the amount that has already been accrued.

Allianz makes the necessary social and income tax deductions on the retirement benefit. On January 1, 2010, those amounted to about 3.55% social security contribution and 2% crisistax (depending on the level of the capital to be paid) plus 16.5% taxes, increased with communal taxes.

Communal tax is to be paid with the fiscal declaration.

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What does happen to my retirement benefits when I leave Cytec?

What will happen when I leave Cytec?

When, for whatever reason, you leave Cytec, your supplemental pension plan stops. At retirement you will be entitled to the retirement benefits which have been built up while you worked for Cytec and were eligible for this supplemental plan, increased with the accrued return since this date.

In case of death, your spouse, partner or other designated beneficiaries will be entitled to those reserves (after deduction social security tax, crisis tax and income tax).

Can I transfer my accrued rights in my new employer’s pension plan or elsewhere?

Whatever the reason for leaving, you are the owner of the retirement capital.

The following procedure is legally defined.

Chronological procedure to be followed by the employer, Allianz and the employee

	Action to take	By who	Time limit
	Announce your departure to Allianz	Employer	30 days

	Inform employer	Allianz	30 days

	Inform employee	Employer	Immediately

	Communicate your choice to your former employer	Employee	30 days

	Communicate your decision to Allianz	Employer	15 days

	Execute the employee’s decision	Allianz	30 days

What are the possible choices?

Choice 1	Keep the accrued amount in the plan

Choice 2	Transfer the already accrued amount into the pension plan (pension fund or insurance group) of your new employer

Choice 3	Transfer the already accrued amount into a “caisse commune”

Choice 4	Transfer the already accrued amount into a host structure

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A host structure is a group insurance which is isolated from the company group insurance and in which you can transfer your accrued rights when you leave. You can also use them to finance a death benefit.

Which choice do I have?	Here is a flowchart to help you make your choice. According to your personal situation you can identify the most suitable option.

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How do I communicate my choice?	Once Allianz has been informed of your departure, you will be informed by Allianz within one month of the different possibilities relative to your accrued pension rights.

You then have one month to communicate your choice to Allianz.

After this deadline, the transfer can still be asked anytime.

Advances

Under certain circumstances it is possible to request an advance.

Those conditions are

•    an investment in real estate within the European Union (renovation or improvement of own property)

•    a loan mortgage related to real estate

•    an expansion of your real estate within the European Union

Those advances need to be requested immediately to Allianz.

Who can I go to if I still have questions?	For further questions, please contact Local HR Belgium

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Final remarks

This handbook is for information only.

This handbook does not open any rights. Only the official plan rules of Cytec’s supplemental group insurance create such right. In case of dispute, only the official plan rules are applicable.

You can get a copy of these rules by asking the HR department.

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